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                                                                   EXHIBIT 21.1

                            BRISTOL HOTELS & RESORTS
                                  SUBSIDIARIES



1)    AUSTIN INNKEEPERS, INC.             17)    BRISTOL SALT LAKE TENANT
2)    HMC CANADA, INC.                           COMPANY
3)    BHMC GENPAR, L.L.C.                 18)    BRISTOL SLC MANAGEMENT
4)    BHMC LIMPAR, L.L.C                         COMPANY
5)    BHTC CANADA, INC.                   19)    BRISTOL TEXAS BEVERAGE
6)    BRISTOL ACQUISTION                         COMPANY
      BEVERAGE COMPANY                    20)    FORT HAYS RESTAURANT, INC.
7)    BRISTOL HOSPITALITY                 21)    GLENJON, INC.
      BEVERAGE COMPANY                    22)    H&H CATTLE, INC.
8)    BRISTOL HOSPITALITY TENANT          23)    HARPER FARMS, INC.
      COMPANY                             24)    HARVEY HOTEL PURCHASING
9)    BRISTOL HOTEL BEVERAGE                     COMPANY
      COMPANY                             25)    HARVEY'S BAR/REMINGTON'S
10)   BRISTOL HOTEL MANAGEMENT            26)    HAYS BANCORP, INC.
      CORPORATION                         27)    MIDLAND HOTEL, INC.
11)   BRISTOL HOTEL TENANT                28)    MOLINE MANAGEMENT, INC.
      COMPANY                             29)    MOLINE RESTAURANT, INC.
12)   BRISTOL IP COMPANY                  30)    NATIONAL INNS, INC.
13)   BRISTOL KANSAS BEVERAGE             31)    OMAHA RESTAURANT, INC.
      COMPANY                             32)    ROSE ROOM, INC.
14)   BRISTOL LODGING BEVERAGE            33)    UNITED INNS, INC. OF
      COMPANY                                    TENNESSEE
15)   BRISTOL LODGING TENANT
      COMPANY
16)   BRISTOL MANAGEMENT, L.P.